    (a) EXHIBIT 11. STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                                                           Quarter Ended
                                                                                          March 31, 1997
                                                                                           (In Thousands
                                                                                      Except Per Share Data)
          1.      Net Income                                                                    $15,434
                                                                                               ========
          2.      Weighted average common
                    shares outstanding                                                           21,365
          3.      ESOP shares not committed to be released                                       (1,921)
          4.      RRP shares purchased but unallocated                                              (26)
          5.      Common stock equivalents due to dilutive
                    effect of stock options                                                       1,897
                                                                                               --------
          6.      Total weighted average common shares
                    and equivalents outstanding                                                  21,315
                                                                                               ========
          7.      Primary earnings per share:                                                   $  0.72
                                                                                                =======

          8.      Total weighted average common shares and
                    equivalents outstanding                                                      21,315
          9.      Additional dilutive shares using end of period market
                    value versus average market value for the period
                    when utilizing the treasury stock method regarding
                    stock options                                                                     1
                                                                                               --------
         10.      Total outstanding shares for fully diluted earnings
                    per share computation                                                        21,316
                                                                                               ========

         11.      Fully diluted earnings per share:                                            $   0.72
                                                                                               ========


                                       25